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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              OshKosh B'Gosh, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 ON MAY 6, 2003

To Shareholders of OshKosh B'Gosh, Inc.

     The annual meeting of shareholders of OshKosh B'Gosh, Inc. (the "Company"), will be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin on May 6, 2003 at 9:00 a.m., to consider and act upon the following matters:

     1. The election of a Board of nine Directors.

     2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 7, 2003, is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

                                          Steven R. Duback,
                                          Secretary

Oshkosh, Wisconsin
March 25, 2003

To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted. If you receive both a Class A Proxy and a Class B Proxy, please sign both and return both.

PROXY STATEMENT

                              OSHKOSH B'GOSH, INC.
                                112 OTTER AVENUE
                            OSHKOSH, WISCONSIN 54901
                                 (920) 231-8800

                            SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OshKosh B'Gosh, Inc. (the "Company") for the annual meeting of shareholders to be held at 9:00 a.m. on Tuesday, May 6, 2003. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.

     The record date for the meeting is the close of business on March 7, 2003. At that date, there were 9,674,994 shares of Class A Common Stock and 2,192,961 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote for the election of each of seven directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

     A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on other matters except as required by law.

     The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. As a result, abstentions will have no effect with respect to the election of directors but will have the same effect as a "no" vote on other matters. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but may not have discretion to do so with respect to other matters. Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker "non-votes" will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.

     A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

     This proxy material is being mailed to shareholders commencing on or about March 25, 2003.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The information is as of January 1, 2003, except regarding the vesting of options and restricted stock awards (which is as of March 1, 2003) and as may otherwise be indicated. Although shares of Class B Common Stock are convertible into Class A Common Stock on a 1-for-1 basis, the Class A Common Stock disclosures do not include shares that would be issuable upon such conversion. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.

                                           SHARES OF CLASS A     PERCENTAGE     SHARES OF CLASS B     PERCENTAGE
                                              COMMON STOCK        OF SHARES        COMMON STOCK        OF SHARES
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED    OUTSTANDING    BENEFICIALLY OWNED    OUTSTANDING
 ------------------------------------      ------------------    -----------    ------------------    -----------
Bank One Corporation and subsidiaries,
including amounts owned by Bank One
Trust Company, N.A. as Trustee of the
Earl W. Wyman Trusts dated February 17,
1960 as amended ("Earl W. Wyman
Trusts")(1)(2).........................          605,801             6.2%                  *
  One First National Plaza
  Chicago, IL 60670

FMR Corp., its subsidiaries and members
of the Johnson family, which may be
deemed a controlling group with respect
to FMR Corp.(2)........................        1,116,456            11.4%                  *
  82 Devonshire Street
  Boston, MA 02109

Barclays Global Investors, NA and
Barclays Global Fund Advisors(2).......          591,445             6.1%                  *
  45 Fremont St., 17th Floor
  San Francisco, CA 94105

Royce & Associates, LLC(2).............          515,000             5.3%                  *
  1414 Avenue of the Americas
  New York, NY 10019

William F. Wyman(1)(3)(4)..............           40,180             0.4%            631,942             28.8%
  1373 Waugoo Avenue
  Oshkosh WI 54901

Douglas W. Hyde(1)(3)(5)...............          282,731             2.9%            308,514             14.1%
  3700 Edgewater Lane
  Oshkosh WI 54901

Margaret H. Wachtel(1)(3)(6)...........          200,084             2.0%            211,296              9.6%
  1030 Washington Avenue
  Oshkosh, WI 54901

Thomas R. Hyde(1)(3)(7)................          131,832             1.4%            222,564             10.1%
  109 Chapin Parkway
  Buffalo NY 14209

                                           SHARES OF CLASS A     PERCENTAGE     SHARES OF CLASS B     PERCENTAGE
                                              COMMON STOCK        OF SHARES        COMMON STOCK        OF SHARES
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED    OUTSTANDING    BENEFICIALLY OWNED    OUTSTANDING
 ------------------------------------      ------------------    -----------    ------------------    -----------

Thomas R. Wyman(1)(3)(8)...............          436,310             4.5%            140,610              6.4%
  4 Angelfish Cay Drive
  Ocean Reef Club
  Key Largo, FL 33037

Joyce W. Hyde(1)(3)(9).................           64,314             0.7%            122,068              5.6%
  1234 Washington Avenue
  Oshkosh WI 54901

David L. Omachinski(10)................           91,525             0.9%                  0                --
  1605 Maricopa Drive
  Oshkosh WI 54904

Barbara Widder-Lowry(11)...............           29,250             0.3%                  0                --
  1319 Bayshore Drive
  Oshkosh WI 54901

Paul A. Lowry(11)......................           26,250             0.3%                  0                --
  1319 Bayshore Drive
  Oshkosh WI 54901

Clifford J. Thompson(12)...............           21,700             0.2%                  0                --
  2851 Pine Ridge Road
  Oshkosh, WI 54904

Steven R. Duback(13)...................           29,795             0.3%                  0                --
  3212 North Summit Avenue
  Milwaukee WI 53211

Stig A. Kry(14)........................           18,000             0.2%                  0                --
  333 East 68th Street, Apt. 2F
  New York NY 10021

Shirley A. Dawe(14)....................           17,600             0.2%                  0                --
  119 Crescent Road
  Toronto, Ontario, Canada M4W 1T8

Robert C. Siegel(14)...................           12,000             0.1%                  0                --
  25 Lamboll Street
  Charleston, SC 29401

Phoebe A. Wood(14).....................            6,000             0.1%                  0                --
  1045 Alta Vista Road
  Louisville, KY 40205

Tamara L. Heim.........................                0               --                  0                --
  782 Dornoch Drive
  Ann Arbor, MI 48103

All Directors and Executive
  Officers as a group (18
  persons)(15).........................          624,206             6.2%            940,456             42.9%

---------------
  * Except for 220,720 shares of Class B Common Stock owned by Bank One Trust Company, N.A. as Trustee of the Earl W. Wyman Trusts described in Note (1) below, the Company does not have knowledge of the ownership of Class B Common Stock by this entity.

 (1) The Earl W. Wyman Trust for the benefit of the Wyman family beneficially owns 312,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 3.2% and 5.0%, respectively, of such stock outstanding. Its beneficiaries are Thomas R. Wyman and his children (William F. Wyman and Ann E. Wolf). The Earl W. Wyman Trust for the benefit of the Hyde family beneficially owns 80,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 0.8% and 5.0% respectively, of such stock outstanding. Its beneficiaries are Joyce W. Hyde and her children (Douglas
     W. Hyde, Thomas R. Hyde, and Margaret H. Wachtel).

 (2) The amounts shown are as reported on Schedules 13G of the persons indicated as of December 31, 2002. Bank One Corporation reported that it and its subsidiary Bank One Trust Company, N.A. had sole voting power with respect to 605,801 shares of Class A Common Stock and shared voting power as to none, and that they have sole dispositive power with respect to 569,168 shares and share dispositive power with respect to 36,633 shares. FMR Corp. reported that it and its subsidiaries had sole voting power with respect to 615,706 shares and sole dispositive power with respect to 1,116,456 shares of Class A Common Stock. Barclays Global Investors, NA and Barclays Global Fund Advisors reported that they had sole voting and dispositive power with respect to 432,758 shares and 158,687 shares, respectively, of Class A Common Stock. Royce & Associates, LLC reported that it had sole voting and dispositive power with respect to 515,000 shares of Class A Common Stock.

 (3) Thomas R. Wyman and Shirley F. Wyman are the parents of William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F. Hyde are the parents of Douglas W. Hyde, Thomas R. Hyde and Margaret H. Wachtel.

 (4) William F. Wyman owns directly 3,420 shares of Class A Common Stock and 441,487 shares of Class B Common Stock, or less than 0.1% and approximately 20.1%, respectively, of such stock outstanding. He also owns, as sole trustee of six trusts created for the benefit of his children, 1,760 shares of Class A Common Stock and 190,455 shares of Class B Common Stock. The amounts shown in the table also include 35,000 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

 (5) Douglas W. Hyde owns directly 53,945 shares of Class A Common Stock and 283,224 shares of Class B Common Stock, or approximately 0.6% and 12.9%, respectively, of the total number of such shares outstanding. He also owns as sole trustee of two trusts created for the benefit of his children 38,820 shares of Class A Common Stock and 6,560 shares of Class B Common Stock and an additional 35,190 shares of Class A Common Stock and 10,810 shares of Class B Common Stock as custodian for his children. In addition, he shares beneficial ownership of 46,276 shares of Class A Common Stock and 7,920 shares of Class B Common Stock, including shares owned directly by his spouse, shares held by his spouse as trustee for the benefit of his children, and the 300 shares held by the Hyde Family Charitable Fund, of which he and his parents, his brother and his sister are trustees. The amounts shown in the table include 108,500 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table do not include 33,270 shares of Class A Common Stock and 4,890 shares of Class B Common Stock owned by a trust of which he is the income beneficiary and his minor daughter is the remainder beneficiary.

 (6) Margaret H. Wachtel owns directly 79,522 shares of Class A Common Stock and 211,296 shares of Class B Common Stock, or approximately 0.8% and 9.6%, respectively, of the outstanding shares of each class. She owns an additional 29,362 shares of Class A Common Stock as sole trustee of two trusts created for the benefit of herself and her family. In addition, she shares beneficial ownership of the 300 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she and her parents and brothers are trustees. The amounts shown in the table include 90,900 shares of Class A Common Stock issuable to her as the owner of the vested portion (100%) of employee stock options granted to her deceased husband, Michael
     D. Wachtel. The amounts shown in the table do not include 25,362 shares of Class A Common Stock and 58,166 shares of Class B Common Stock owned by two trusts of which her children are beneficiaries, or 86,748 shares of Class A Common Stock and 41,730 shares of Class B Common Stock held directly by her children.

 (7) Thomas R. Hyde owns directly 64,750 shares of Class A Common Stock and 191,712 shares of Class B Common Stock, or approximately 0.7% and 8.7%, respectively, of such stock outstanding. He has or shares beneficial ownership as trustee of trusts created for the benefit of his children of 50,488 shares of Class A Common Stock and 18,706 shares of Class B Common Stock, and he has beneficial ownership of 11,024 shares of Class A Common Stock and 4,146 shares of Class B Common Stock held by him as custodian for his son. He shares beneficial ownership of an additional 5,570 shares of Class A Common Stock and 8,000 shares of Class B Common Stock, including shares held by his spouse directly or as custodian for his children and the 300 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which he and his parents, his brother and his sister are trustees.

 (8) Thomas R. Wyman owns the shares listed as Wisconsin marital property with his wife, Shirley F. Wyman.

 (9) Joyce W. Hyde and her husband own a total of 65,014 shares of Class A Common Stock and 229,878 shares of Class B Common Stock, or about 0.7% and 10.5%, respectively, of the outstanding shares, all as Wisconsin marital property, but she has sole or shared voting and dispositive power with respect to the amounts shown in the table (i.e., shared voting and dispositive power with respect to 2,656 shares of Class A Common Stock, including the 300 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she, her husband and her adult children are trustees, and sole voting and dispositive power as to the remainder). Her husband has sole voting and dispositive power with respect to 1,000 shares of Class A Common Stock and 107,810 shares of Class B Common Stock. The amounts shown in the table do not include the shares owned directly or indirectly by their three adult children, as to which she disclaims beneficial ownership.

(10) David L. Omachinski owns 39,125 shares of Class A Common Stock directly as Wisconsin marital property with his wife Carla J. Omachinski (including 14,125 shares received as restricted stock during 2000, 4,750 of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. The amount shown in the table also includes 52,400 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(11) Barbara Widder-Lowry and Paul A. Lowry, who are spouses, each own 11,250 shares of Class A Common Stock received as restricted stock during 2000 (1,875 shares of which have vested for each of them). They have both voting and dispositive power with respect to shares of restricted stock that have vested, and they have voting but not dispositive power (except by will and the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. They also beneficially own 18,000 shares and 15,000 shares of Class A Common Stock issuable to each of them, respectively, pursuant to the vested portion of employee stock options.

(12) Clifford J. Thompson owns 10,000 shares of Class A Common stock received as restricted stock during 2000 (3,750 shares of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. The amount shown in the table also includes 11,700 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(13) Steven R. Duback owns 195 shares of Class A Common Stock directly. The amount shown in the table also includes 29,600 shares of Class A Common Stock issuable pursuant to vested stock options.

(14) The shares consist of Class A Common Stock issuable pursuant to vested stock options.

(15) The amounts shown in the table include 46,625 shares of Class A Common Stock received by certain officers as restricted stock during 2000 (12,250 of which have vested ) and 372,875 shares of Class A Common Stock issuable to directors and executive officers pursuant to the vested portions of stock options. The holders of restricted stock that has not yet vested have voting but not dispositive power (except by will and the laws of descent and distribution) with respect to those shares.

     The descendants of Earl W. Wyman, their spouses and trusts of which they are beneficiaries (the "Wyman/Hyde Group," including, among others, Thomas R. Hyde, Joyce W. Hyde, Douglas W. Hyde, Margaret H. Wachtel, the Earl W. Wyman Trusts, Thomas R. Wyman and William F. Wyman) own a total of 1,466,146 shares of Class A Common Stock (approximately 15.0% of the outstanding shares) and 2,070,310 shares of Class B Common Stock (approximately 94.3% of the outstanding shares). Each member of the Wyman/Hyde Group is subject to a cross purchase agreement pursuant to which his or her Class B

Common Stock generally may not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/Hyde Group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any person holding more than 10% of any class of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file the reports on or before these dates not previously reported. To the Company's knowledge, all of these filing requirements were satisfied during 2002, except that separate reports that were timely filed by Messrs. Dell'Antonia and Thompson each inadvertently omitted a transaction that should have been included therein. Each report was promptly amended to report the transaction as soon as the error was discovered (not later than the month after the report was originally due).

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Shirley A. Dawe and Robert C. Siegel as directors, and proxies for Class B Common Stock will be voted to elect Douglas W. Hyde, David L. Omachinski, William F. Wyman, Paul A. Lowry, Steven R. Duback, Phoebe A. Wood and Tamara L. Heim as directors. Stig A. Kry is not standing for reelection. In the unforeseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

     The nominees for Directors are:

                                                   PRINCIPAL OCCUPATION
                                                       AND BUSINESS                      DIRECTOR
            NAME              AGE                       EXPERIENCE                        SINCE
            ----              ---                  --------------------                  --------
                     NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS B SHARES
Douglas W. Hyde.............  52    Chairman of the Board (since May, 1994), President    1988
                                    (since 1991) and Chief Executive Officer (since
                                    1992). Prior thereto Mr. Hyde served as Senior Vice
                                    President -- Marketing (since 1989) and Vice
                                    President -- Merchandising (since 1983). Joined the
                                    Company in 1975.
David L. Omachinski.........  51    Executive Vice President, Chief Operating and         1994
                                    Financial Officer, and Treasurer (since 2002).
                                    Prior thereto he was Vice President -- Finance,
                                    Chief Financial Officer and Treasurer (since 1993).
                                    Joined the Company in 1993. Mr. Omachinski is also
                                    a director of Anchor Bancorp Wisconsin, Inc.
William F. Wyman............  44    Senior Vice President -- Global Licensing (since      1996
                                    June 2002). Prior thereto he was Vice
                                    President -- Domestic Licensing (since 1993).
                                    Joined the Company in 1981.
Paul A. Lowry...............  51    Vice President -- Corporate Retail (since 1994).      2002
Steven R. Duback............  58    Partner, Quarles & Brady LLP (law firm), Milwaukee    1981
                                    (joined the firm in 1969). Secretary of the Company
                                    (since 1981).

                                                   PRINCIPAL OCCUPATION
                                                       AND BUSINESS                      DIRECTOR
            NAME              AGE                       EXPERIENCE                        SINCE
            ----              ---                  --------------------                  --------
Phoebe A. Wood..............  49    Executive Vice President and Chief Financial          2002
                                    Officer of Brown-Forman Corporation (a Louisville
                                    based diversified producer and marketer of consumer
                                    products) since 2001. Prior thereto she was Vice
                                    President and Chief Financial Officer of Propel,
                                    Inc., a subsidiary of Motorola, Inc. (since 2000),
                                    and from 1976 to 2000 she served in various
                                    financial and administrative positions with
                                    Atlantic Richfield Company and various of its
                                    affiliates.
Tamara L. Heim..............  45    President of the Borders Stores and Borders Online     New
                                    divisions of Borders Group, Inc. (a retailer of      Nominee
                                    books and music based in Ann Arbor, Michigan) since
                                    2000. Prior thereto, she was a Territorial Vice
                                    President of Borders (from 1996 to 1998) and Senior
                                    Vice President of Sales and Marketing throughout
                                    1999. Before joining Borders she spent 22 years
                                    with Federated Department Stores. Her last position
                                    at Federated was as a Regional Vice President and
                                    Director of Stores for Rich's/Lazarus/Goldsmith's.
                     NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS A SHARES
Shirley A. Dawe.............  56    President of Shirley Dawe Associates, Inc., (a        1997
                                    Toronto based consumer goods marketing and
                                    merchandising consulting group) since 1986. Prior
                                    thereto she was with the Hudson's Bay Company where
                                    she served in various merchandising and marketing
                                    positions (from 1969 to 1984). Ms. Dawe is also a
                                    director of The Bon-Ton Stores, Inc. and National
                                    Bank of Canada.
Robert C. Siegel............  66    Chairman of the Board of Lacoste, USA, an apparel     2001
                                    company. Mr. Siegel was part time Managing Director
                                    of Kurt Salmon Associates (from 1999 to 2001).
                                    Prior thereto he was the Chairman, CEO and
                                    President of The Stride Rite Corporation (from 1993
                                    to 1999) and from 1964 to 1993 he served in various
                                    executive positions with Levi Strauss & Co., where
                                    he was President of Dockers. Mr. Siegel is also a
                                    director of The Bon-Ton Stores, Inc.

     Each director attended 75% or more of the meetings of the Board and committees of which he or she is a member held during 2002. The nominating committee currently consists of Messrs. Duback (chair), Hyde, Wyman, Kry and Siegel. The executive committee consists of Messrs. Hyde (chair), Omachinski, Wyman, Duback and Kry. The compensation committee consists of Ms. Dawe (chair), Mr. Siegel and Ms. Wood. The audit committee consists of Ms. Wood (chair), Mr. Kry and Ms. Dawe. The retirement plan committee consists of Messrs. Omachinski (chair), Hyde and Wyman.

EXECUTIVE OFFICERS

     Information concerning those continuing executive officers of the Company who are not directors or nominees for director is set forth in the following table.

            NAME              AGE                     POSITION AND EXPERIENCE
            ----              ---                     -----------------------
Clifford J. Thompson........  57    Senior Vice President -- Operations (since 1994). Prior
                                    thereto he was Vice President -- Operations at Liberty
                                    Trouser Company (since 1993).
Barbara Widder-Lowry........  52    Senior Vice President -- Product Development (since January
                                    2003). Prior thereto she was Vice President -- Product
                                    Development (since 1994).
James J. Martin.............  40    Senior Vice President -- Wholesale and Special Markets
                                    (since January 2003). Prior thereto he was Vice
                                    President -- Wholesale & Special Markets (since July 2002)
                                    and Vice President -- Children's Wholesale (since 2000).
                                    Prior to that he was an executive of Carson Pirie Scott &
                                    Co. (since 1992).
Paul S. Christensen.........  53    Vice President -- Human Resources (since 2001). Prior
                                    thereto Mr. Christensen was Vice President -- Human
                                    Resources at Broan-NuTone LLC (since 1998) and Vice
                                    President -- Human Resources & Administration at AR
                                    Accessories Group, Inc. (formerly Amity Leather Products
                                    Co.) (since 1981).
Jon C. Dell'Antonia.........  61    Vice President -- Information Technology (since 1990).
Juan C. Fernandez...........  48    Vice President -- Global Business Development (since May
                                    2002). Prior thereto he was Vice President -- International
                                    (since 1999), and prior to that date he served as Regional
                                    Manager (since 1990).
Mirian P. Lamberth..........  33    Vice President -- Product Design (since September 2002).
                                    Prior thereto Ms. Lamberth was Vice President -- Kids Design at The GAP, Inc. (since 1999), and prior to that she was a
                                    Senior Director of Concepts at Abercrombie & Fitch (since
                                    1997).
Michael L. Heider...........  41    Senior Director of Accounting and Taxation and Assistant
                                    Treasurer (since May 2002). Prior thereto Mr. Heider served as director of accounting (since 1994).
Richard F. Kaplan...........  37    Vice President -- Wholesale Sales Manager (since January
                                    2003). Prior thereto Mr. Kaplan served as National Sales
                                    Manager and related positions (since 2000). Prior thereto
                                    Mr. Kaplan served as National Sales Manager of The Ecko
                                    Unlimited Co. (since 2000) and in various sales positions
                                    for Paul Davril Inc. (since 1997) and Nautica International
                                    (since 1996).

     Douglas W. Hyde is the cousin of William F. Wyman. Paul A. Lowry and Barbara Widder-Lowry are spouses. There are no other family relationships among the executive officers, directors and nominees.

                    AUDIT COMMITTEE COMPOSITION AND CHARTER

     The Company has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee" included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter as revised and approved by the Board of Directors on February 18, 2003 is included as Appendix A.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2001. Each of the members of the Audit Committee is independent as defined by Company policy and the NASDAQ listing standards.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

     In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during 2002.

     The Audit Committee also reviewed the fees and scope of services provided to the Company by Deloitte & Touche LLP, independent public accountants for the fiscal year ended December 28, 2002, as reflected in the following table. Since there were no non-audit services, the Audit Committee is not aware of any fee related issues that might impair the independence of Deloitte & Touche LLP. Since Deloitte & Touche LLP was appointed as the independent auditor in 2002, there were no fees paid for the prior year.

                  TYPE OF SERVICE AND FEE                        AMOUNT
                  -----------------------                        ------
Audit Fees..................................................    $131,000
Audit Related Fees..........................................    $  6,437
Tax Fees....................................................    $      0
All Other Fees..............................................    $      0

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended, and the Board approved, the selection of the Company's independent auditors.

                     Phoebe A. Wood, Audit Committee Chair
                      Stig A. Kry, Audit Committee Member
                    Shirley A. Dawe, Audit Committee Member

February 18, 2003

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended December 28, 2002 (Fiscal
2002), to the five most highly compensated executive officers in accordance with SEC rules.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                          -----------------------------------
                                                                                 AWARDS
                                             ANNUAL COMPENSATION          --------------------
                                       --------------------------------   RESTRICTED              LONG-TERM
                                                           OTHER ANNUAL     STOCK                 INCENTIVE      ALL OTHER
                              FISCAL   SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS   PLAN PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)       ($)        ($)(1)        ($)(2)       (#)         ($)           ($)(3)
---------------------------   ------   -------   -------   ------------   ----------   -------   ------------   ------------
Douglas W. Hyde.............   2002    438,000   130,614        --               0     31,000         0            67,149
President and Chief            2001    438,000   293,105        --               0     31,000         0            62,807
Executive Officer              2000    420,000   273,142        --               0     31,000         0            56,840

David L. Omachinski.........   2002    308,750    91,996        --               0     18,000         0            43,962
Executive Vice President --    2001    251,000   171,009        --               0     18,000         0            37,945
Finance, Chief Operating       2000    240,000   165,081        --         235,800     18,000         0            32,509
and Financial Officer, and
Treasurer

Barbara Widder-Lowry........   2002    315,000    93,400        --               0     18,000         0            46,419
Senior Vice President --       2001    315,000   181,615        --               0     18,000         0            45,947
Product Development            2000    300,000   184,589        --         235,800     18,000         0            42,090

Paul A. Lowry...............   2002    251,000    90,962        --               0     15,000         0            35,280
Vice President --              2001    251,000   121,239        --               0     15,000         0            36,004
Corporate Retail               2000    240,000   144,579        --         235,800     15,000         0            33,366

Clifford J. Thompson........   2002    192,000    91,540        --               0     12,000         0            28,594
Senior Vice President --       2001    192,000   110,176        --               0     12,000         0            26,623
Operations                     2000    183,375    63,584        --         157,200     11,400         0            27,509

---------------
(1) For 2002, 2001 and 2000, other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer's salary.

(2) The dollar value of the awards of restricted stock is calculated by multiplying the closing market price of OshKosh's unrestricted Class A Common stock on the date of the grant (2/15/00) by the number of shares awarded. A total of four executives (each of whom is identified in the table) received restricted stock awards for an aggregate of 55,000 shares of Class A Common Stock. Each of the awards vests as to 50% of the covered shares four years after the award, upon the employee's earlier disability or death, or upon a change in control of OshKosh. The remaining 50% vests in annual increments over four years, provided that the cumulative financial targets (consisting of (a) consolidated operating income expressed as a percentage of net sales, and (b) the return on net assets of OshKosh and any subsidiaries) specified for each year have been satisfied and generally that the employee remains in the employ of OshKosh or a subsidiary at the close of the year.

(3) The Company's contributions to the named individual's accounts in its Profit Sharing Plans for 2002, 2001 and 2000 were $10,250, $9,875 and $10,125, respectively, for each of the named executives except Mr. Thompson, for whom they were $7,336, $9,875 and $9,602 for 2002, 2001 and 2000, respectively.
    The Company's unfunded allocations for 2002, 2001 and 2000 to the nonqualified profit sharing plans were $8,000, $5,600, and $5,600, respectively, for each of the named executives except Mr. Thompson, for whom they were $0, $5,600 and $2,255 for 2002, 2001 and 2000, respectively. The Company's unfunded allocations to the same individuals' accounts for 2002, 2001 and 2000 in the defined contribution portion of the Excess Benefit Plan were $42,488, $43,291 and $36,377 for Mr. Hyde,

    $22,381, $19,686 and $13,966 for Mr. Omachinski, $23,729, $26,367 and
    $22,165 for Ms. Widder-Lowry, $13,779, $18,046 and $15,078 for Mr. Lowry and
    $17,847, $6,847 and $11,200 for Mr. Thompson. For 2002, 2001 and 2000 the
    Company also paid in respect of taxes on the Excess Benefit Plan $1,671, $666 and $1,363, respectively, to Mr. Hyde, $273, $161 and $195 to Mr. Omachinski, $322, $237 and $332 to Ms. Widder-Lowry, $50, $156 and $236 to Mr. Lowry, and $411, $117 and $268 to Mr. Thompson. Premiums paid by the Company on a term life insurance policy covering Mr. Hyde for each of 2002, 2001 and 2000 were $4,740, $3,375 and $3,375, respectively; premiums for the same years for Mr. Omachinski were $2,808, $2,623 and $2,623, respectively; premiums for the same years for Ms. Widder-Lowry were $3,868 annually; premiums the same years for Mr. Lowry were $2,951, $2,327 and $2,327, respectively; and premiums for the same years for Mr. Thompson were $3,000, $4,184 and $4,184, respectively.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants during 2002 to the named executive officers. No SARs were granted in 2002. These grants comprise the stock incentive component of the executives' 2002 compensation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         % OF TOTAL
                                          OPTIONS/      OPTIONS/SARS
                                            SARS         GRANTED TO      EXERCISE OR                   GRANT DATE
                                         GRANTED(1)     EMPLOYEES IN     BASE PRICE     EXPIRATION    PRESENT VALUE
                NAME                        (#)        FISCAL YEAR(2)      ($/SH)          DATE           $(3)
                ----                     ----------    --------------    -----------    ----------    -------------
Douglas W. Hyde......................      31,000           9.9%           $41.44        2/12/12        $494,174
David L. Omachinski..................      18,000           5.7%            41.44        2/12/12        $286,940
Barbara Widder-Lowry.................      18,000           5.7%            41.44        2/12/12        $286,940
Paul A. Lowry........................      15,000           4.8%            41.44        2/12/12        $237,117
Clifford J. Thompson.................      12,000           3.8%            41.44        2/12/12        $191,293

---------------
(1) Consists entirely of nonqualified stock options granted pursuant to the OshKosh B'Gosh, Inc. 1994 Incentive Stock Plan (the "1994 Plan"). Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of the grant. Unless earlier terminated, these options expire ten years after the date of the grant.

(2) Based on stock option grants made to employees during 2002 for 314,500 shares of Class A Common Stock.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The ultimate realizable values of the options will depend on the future market price of the Company's Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include an exercise price on the option of $41.44 (the fair market value of the underlying stock on the date of grant); an option term of ten years; an interest rate of 4.91% (the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term); volatility of 51.37% (calculated using the Company's daily stock prices for the one-year period prior to the grant date); dividends at the rate of $.28 per share (the annualized dividends paid with respect to a share of Class A Common Stock) and a corresponding dividend yield of 0.68% which is assumed to remain constant for the life of the option; and reductions of approximately 19.2% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 13.8% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                                OPTION/SAR VALUE

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS/SARS AT                 OPTIONS/SARS AT
                              SHARES         VALUE            FISCAL YEAR-END(#)              FISCAL YEAR-END(1)
                            ACQUIRED ON     REALIZED     ----------------------------    ----------------------------
           NAME             EXERCISE(#)       ($)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             -----------    ----------    -----------    -------------    -----------    -------------
Douglas W. Hyde...........    63,800       $2,002,434      77,500          77,500         $662,300        $405,436

David L. Omachinski.......    10,600          248,199      34,400          45,000          301,616         235,414

Barbara Widder-Lowry......    60,000        1,434,289           0          45,000                0         235,414

Paul A. Lowry.............    47,500        1,123,804           0          37,500                0         196,179

Clifford J. Thompson......    38,650          975,611           0          29,550                0         152,414

---------------
(1) Based on the closing price of the Company's Class A Common Stock at the end of the fiscal year of $26.67 per share.

EQUITY COMPENSATION PLANS

     The following table provides information about the Company's equity compensation plans as of the end of its last fiscal year:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                    NUMBER OF
                                                SECURITIES TO BE                           NUMBER OF SECURITIES
                                                   ISSUED UPON       WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR
                                                   EXERCISE OF       EXERCISE PRICE OF     ISSUANCE UNDER EQUITY
                                                   OUTSTANDING          OUTSTANDING         COMPENSATION PLANS
                                                OPTIONS, WARRANTS    OPTIONS, WARRANTS     (EXCLUDING SECURITIES
               PLAN CATEGORY                       AND RIGHTS           AND RIGHTS        REFLECTED IN COLUMN(A))
               -------------                    -----------------    -----------------    -----------------------
Equity compensation plans approved by
  security holders(1).......................        1,029,250             $25.70                  705,925

Equity compensation plans not approved by
  security holders..........................               --                 --                       --

Total.......................................        1,029,250             $25.70                  705,925

---------------
(1) Represents options that are outstanding or that are available for future issuance pursuant to the OshKosh B'Gosh, Inc. 1994 Incentive Stock Plan and the 1995 Outside Directors Stock Option Plan.

PENSION PLANS

     The Company maintains a qualified Pension Plan and an unfunded Excess Benefit Plan that provides to participants pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service classifications under the qualified Pension Plan, including amounts payable under the Excess Benefit Plan.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
AVERAGE ANNUAL   ---------------------------------------------------
 REMUNERATION      15         20         25         30         35
--------------   -------   --------   --------   --------   --------
   $100,000      $15,000   $ 20,000   $ 25,000   $ 30,000   $ 35,000
    150,000       22,500     30,000     37,500     45,000     52,500
    200,000       30,000     40,000     50,000     60,000     70,000
    250,000       37,500     50,000     62,500     75,000     87,500
    300,000       45,000     60,000     75,000     90,000    105,000
    350,000       52,500     70,000     87,500    105,000    122,500
    400,000       60,000     80,000    100,000    120,000    140,000
    500,000       75,000    100,000    125,000    150,000    175,000
    600,000       90,000    120,000    150,000    180,000    210,000

     Under the Company's qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to 1% of his or her highest five consecutive year average monthly compensation (including salary and bonuses as shown in the Summary Compensation Table) multiplied by the number of years in which he or she completed at least 1,000 hours of service, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant's accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. Hyde, Omachinski, Lowry and Thompson and Ms. Widder-Lowry are 27, 9, 9, 9 and 9, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. Hyde, Omachinski, Lowry and Thompson and Ms. Widder-Lowry are $640,320, $372,666, $333,280, $264,332 and $448,013, respectively.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL OVERVIEW OF EXECUTIVE COMPENSATION AND COMPENSATION COMMITTEE PHILOSOPHY

     The Compensation Committee recommends executive compensation levels for the Company's executive officers. Its recommendations were approved by the Board in 2002 without change. Salaries, annual cash incentive bonus award opportunities and related performance criteria are determined and established near the beginning of the year. The incentive bonuses are awarded under what is called the Management Incentive Compensation Plan. In addition, near the beginning of each year the Committee makes grants of nonqualified stock options to employees who are in a position to make an impact on the long-term performance of the Company, and on one occasion the Committee has granted restricted stock awards relating to 55,000 shares of the Company's Class A Common Stock to four senior level executives.

     The philosophical basis for the salary amounts, the incentive bonus opportunities, the stock option awards and the restricted stock awards is twofold: first, to provide compensation which is competitive in the marketplace and which will serve to attract and retain key professionals in the industry; and second, to create a mix of compensation elements which will provide incentives for executives to focus on both short-term and long-term goals.

BASE SALARY

     Base salaries of the executive officers are based primarily on an analysis of competitive market data for positions with similar duties and responsibilities and to a lesser extent on the judgment of the Committee regarding the individual's duties, responsibilities, skills and relative value to the Company. The 2002 salaries for the executive officers were generally the same as for the previous year.

ANNUAL CASH INCENTIVE BONUS UNDER THE MANAGEMENT INCENTIVE COMPENSATION PLAN

     Annual cash incentive bonuses for executive officers under the Management Incentive Compensation Plan are based on the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company, the achievement of predetermined performance goals relating to the functional area of the Company's operations for which the individual has responsibility, and, with the exception of the CEO and the COO/CFO, a year-end subjective evaluation of the individual's overall performance during the past year.

     Various performance goals were established for each executive officer, and each officer was given an opportunity to earn a cash bonus, defined as a percentage of the officer's base salary, for achievement of these goals at various levels: minimum, target and maximum. For 2002 for the CEO and the COO/CFO, if achievement of performance goals is at "target" the bonus earned was 50% of base salary, if at "minimum" the bonus was 25% of base salary, and if at or better than "maximum" the bonus was 75% of base salary. For all other executive officers the target bonus percentages (% of base salary) ranged from 25% to 45% of salary, the minimum percentages ranged from 13% to 23% of salary, and the maximum percentages ranged from 38% to 67% of salary. If performance falls below "minimum," no bonus is paid.

     For all executive officers except the CEO, the COO/CFO and the Senior Vice President -- Product Development, the performance goals included three basic components: (1) a "Corporate" component measured by a combination of Company net sales, pre-tax earnings and "Shareholder Value Added"; (2) a "Responsibility Area" component based on predefined goals related specifically to the functional area of the Company's business for which the particular officer is responsible; and (3) an "Individual Evaluation" component based on a subjective year-end evaluation of the officer's overall performance by the person to whom the officer reports. The "Shareholder Value Added" segment of the "Corporate" component is a measure of value added (i.e., the increase in the return on capital employed). The performance goals for the Senior Vice
President -- Product Development consisted of only two components: a "Corporate" component and an "Individual Evaluation" component. The performance goals for the CEO and the COO/CFO consisted only of a "Corporate" component.

     The selection, weighting and sizing of the various segments and components of the incentive bonus plan were determined by the Committee based on a combination of factors including: the Committee's belief that the "Corporate" component of the total potential bonus ought to be more heavily weighted for those who are in the position to have the greatest impact on the overall financial performance of the Company; the Committee's belief that for officers other than the CEO, COO/CFO and Senior Vice President -- Product Development, the potential bonus ought to reflect, to a significant degree, achievement or lack thereof in specific functional areas for which the individual has responsibility; the Committee's belief that some portion of the bonus (15% in all cases other than the CEO and COO/CFO) ought to be based on a subjective year-end evaluation of the individual's overall performance for the year then ended; and finally a comparison of aggregate cash compensation (base salary plus incentive bonus at "target" level) with the market data described above under "Base Salary."

LONG-TERM STOCK INCENTIVES

     The Committee views stock based compensation as an important incentive component of the Company's overall compensation package. The Committee believes that stock based compensation serves the important purposes of (a) aligning executive compensation with the creation of shareholder value by rewarding performance based on increases in the value of the Company's stock and by providing executives with an ownership perspective, (b) focusing executives on long-term performance, and (c) providing a balance between short-term and long-term perspective. It also believes that stock based compensation will assist the Company in attracting qualified employees and building long-term relationships with existing employees.

     Early in 2002 (and in September of 2002 as to a newly hired executive officer), nonqualified stock options to purchase a total of 169,900 shares of the Company's Class A Common Stock were granted to employees who were then executive officers of the Company. The options vest in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the Company.

     The size of each stock option award was based on the Committee's belief that: (a) generally speaking the award sizes should be in proportion to an individual's capacity, based on his or her job function and position, to affect the long-term performance of the Company; (b) the award size should be a significantly higher percentage of salary for top level executives than for other employees; and (c) award size as a percent of salary should, generally speaking, be within a range of comparability to the award sizes of other comparable companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Douglas W. Hyde was the President and CEO of the Company during 2002. His total cash compensation for 2002 was $568,614, consisting of $438,000 of base salary and $130,614 of incentive bonus. His base salary was based partly upon market data and partly upon the Committee's subjective evaluation of his individual skills and responsibilities. With respect to his incentive bonus (50% of base salary at "target"), the Committee believed that his total bonus potential should be based upon the overall financial performance of the Company, as measured by its 2002 net sales, pretax earnings and Shareholder Value Added, because the CEO's primary responsibility is to achieve results in these areas of overall Company performance. In addition to his cash compensation, nonqualified stock options on 31,000 shares of Class A Common Stock were granted to Mr. Hyde, the magnitude of the grant having been determined in the manner described above for executive officers of the Company.

SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct compensation in excess of $1 million paid in a taxable year to the Chief Executive Officer or to any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

                                          Compensation Committee
                                          Shirley A. Dawe, Chairperson
                                          Robert C. Siegel
                                          Phoebe A. Wood

DIRECTORS' COMPENSATION

     Each outside director of the Company (currently Messrs. Duback, Siegel and Kry, Ms. Dawe and Ms. Wood) is entitled to receive $1,000 for each directors meeting attended either in person or by telephone conference lasting one hour or more; $600 for meetings by telephone conference up to one hour in length; $1,000 for each committee meeting attended in person but not held on the same day as a regularly scheduled board meeting or in which participation is by telephone conference call lasting two hours or more; and $800 for any committee meetings in which participation is by telephone conference call lasting one hour or more but less than two hours, and $600 of any other committee meetings attended, plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a retainer of $1,500 per month. The audit committee chair is entitled to an annual retainer of $1,000. During 2002 Messrs. Duback, Kry and Siegel, Ms. Dawe and Ms. Wood received director's fees of $25,000, $27,400, $25,600, $27,200 and $19,700, respectively, and former director Hiegel received $9,000. Outside directors also receive an annual option grant covering 6,000 shares of Class A Common Stock with an exercise price equal to the market value on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee includes Ms. Dawe (chair), Mr. Siegel and Ms. Wood. There are no Compensation Committee interlocks.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR) AMONG* OSHKOSH
                                 B'GOSH, INC.,
 THE S&P 500 STOCK INDEX, THE S&P APPAREL & ACCESSORIES INDEX AND THE S&P SMALL
                                 CAP 600 INDEX

     Summarized below is cumulative total shareholder return data of OshKosh B'Gosh, the S&P 500 Stock Index, the S&P Apparel & Accessories Index and the S&P Small Cap 600 Index. In the future the Company intends that its annual performance graph will replace the S&P 500 Stock Index with the S&P Small Cap 600 Index because the Company is now included in the S&P Small Cap 600 Index and believes that index includes companies whose market capitalizations are more comparable with the Company.

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------

                            OSHKOSH                      S&P APPAREL        S&P SMALL
DATE                        B'GOSH        S&P 500       & ACCESSORIES        CAP 600
-------------------------------------------------------------------------------------
December 1997               $100.00       $100.00          $100.00           $100.00
December 1998               $123.37       $128.58          $ 88.66           $ 98.69
December 1999               $130.16       $155.64          $ 67.85           $110.94
December 2000               $115.76       $141.46          $ 80.51           $124.03
December 2001               $264.56       $124.65          $ 91.16           $132.14
December 2002               $178.27       $ 97.10          $ 95.95           $112.81
-------------------------------------------------------------------------------------

---------------
* Total shareholder return assumes $100 invested December 31, 1997 and reinvestment of dividends on a quarterly basis.

                              INDEPENDENT AUDITOR

     On May 31, 2002, Arthur Andersen LLP was dismissed as the Company's independent auditors. The Company's Board of Directors approved the dismissal of Arthur Andersen LLP and appointed Deloitte & Touche LLP as the Company's independent auditors.

     The reports of Ernst & Young LLP on the Company's financial statements for the fiscal year ended December 30, 2000 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 30, 2000 and during the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

     The reports of Arthur Andersen LLP on the Company's financial statements for the fiscal year ended December 29, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 29, 2001 and during the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

     The independent auditors for the Company for fiscal 2003 will be approved formally in July, 2003.

     Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 26, 2003, in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may exercise the discretionary authority conferred by the proxies solicited for next year's annual meeting to vote on any matter that may be proposed at that Annual Meeting of Shareholders if the Company does not have notice of the matter on or before February 9, 2004.

                                          By order of the Board of Directors

                                          Douglas W. Hyde, Chairman

Oshkosh, Wisconsin
March 25, 2002

     A copy (without exhibits) of the Company's Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended December 28, 2002, has been provided with this Proxy Statement. The Company will provide to any shareholder, without charge, an additional copy of that Form 10-K annual report on the written request of such person directed to: David L. Omachinski, Executive Vice President -- Finance, Chief Operating and Financial Officer, OshKosh B'Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54901.

                                                                       EXHIBIT A

                              OSHKOSH B'GOSH, INC.

                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE'S MEMBERSHIP AND QUALIFICATIONS

     The committee shall be appointed by the board of directors and be comprised of at least three directors, each of whom shall meet the independence, experience and other requirements of the NASDAQ Stock Market, Inc. ("Nasdaq"), the SEC and other applicable law.

     Each member of the committee shall be free from any relationship which would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a member of the committee.

     All committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

GENERAL PURPOSES AND POWERS OF THE AUDIT COMMITTEE

     The audit committee's primary purpose is to provide assistance to the board of directors in fulfilling its responsibilities to the shareholders, the investment community and others relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements.

     To accomplish this purpose, it is the responsibility of the committee to maintain and foster free and open communication among the committee, the Company's independent accounting firm, the Company's internal auditors and the management of the Company.

     The committee is empowered to appoint, compensate and oversee the work of the Company's independent public accounting firm and to investigate any matter that may come to its attention with full access to all books, records and personnel of the Company and to retain independent counsel and other advisers for this purpose. The committee is also empowered to determine and provide for the payment of compensation to the Company's independent public accountants and to such counsel and other advisers as the Committee deems necessary or appropriate.

RESPONSIBILITIES, PROCESSES AND DUTIES OF THE AUDIT COMMITTEE

     In carrying out its responsibilities, the audit committee shall:

     - Review and reassess the adequacy of this charter at least annually, submit the charter to the board of directors for approval and have the charter published at least every three years in accordance with SEC regulations.

     - In its capacity as a committee of the board of directors, be directly responsible for the selection of the independent public accountants to audit the financial statements of the Company and its subsidiaries.

     - At least annually, review the independence of the outside auditing firm, including its provision of permissible non-audit services and any other relationships with the Company that could impact its objectivity or independence and its compliance with all applicable audit partner rotation requirements, and present to the board of directors the audit committee's conclusions with respect to the independence of the outside auditing firm.

     - Receive, review and discuss with the independent auditors on an annual basis a written statement from the independent auditors containing all matters required by Independence Standards Board Standard 1 including a delineation of all significant relationships which the independent auditors have with the Company that could impair their independence or impact their objectivity.

     - Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and, with respect to the independent auditors, the annual audit fee.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including:

      - the auditor's report of critical accounting policies and practices;

      - alternative disclosures and treatments of financial information within generally accepted accounting principles, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditing firm; and

      - other material written communications between the independent auditing firm and Company management, such as any management letter or schedule of unadjusted differences.

     - Approve in advance all permitted non-audit services provided by the independent public accounting firm, subject to the de minimus exceptions to pre-approval permitted for non-audit services.

     - Approve the fees to be paid the independent public accountants for audit and non-audit services.

     - Review and discuss any disclosures in the periodic reports made by the Company's principal executive officer and principal financial officer regarding:

      - any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls; and

      - any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     - Review and discuss with the independent auditors, the Company's internal auditor, and financial and appropriate accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's system to monitor and manage business risk and any legal and ethical compliance programs.

     - Review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures and management's reports thereon.

     - Establish and maintain procedures for :

      - the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

      - the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Meet, at least annually, separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - Review and approve of all related party transactions, subject to any exceptions permitted by Nasdaq rules.

     - On a quarterly basis, prior to the Company filing required SEC Forms 10-Q or Form 10-K and prior to announcing quarterly earnings, the committee Chairperson will hold a teleconference meeting with the Company CFO and an appropriate representative of the independent auditing firm, to review and discuss the financial statements reflected in such filings.

     - Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and coordination of such plans with the independent auditors.

     - Review the financial statements contained in the Company's Form 10-K and in its Annual Report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented. Discuss any material financial or non-financial arrangements of the Company which do not appear on the Company's financial statements. Any changes in accounting principles should be reviewed. Recommend to the board of directors whether the financial statements should be included in the Form 10-K.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters considered at each committee meeting with, the board of directors.

     - Prepare the report required by the SEC to be included in the Company's annual proxy statement.

     - Investigate any matter brought to its attention within the scope of its duties.

                              OSHKOSH B'GOSH, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 6, 2003

                                   9:00 A.M.

                               PRIME OUTLET CENTER
                           3001 SOUTH WASHBURN STREET
                                  OSHKOSH, WI


--------------------------------------------------------------------------------

OSHKOSH B'GOSH, INC.

                                                                           PROXY
--------------------------------------------------------------------------------
                    REVOCABLE PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 6, 2003.

The undersigned hereby appoints Douglas W. Hyde and David L. Omachinski, and each of them, proxies, with full power of substitution to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh Store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Tuesday, May 6, 2003, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.








                      See reverse for voting instructions.


                                                     \/ Please detach here \/


                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.    Election of directors: 01 Shirley A. Dawe                                   [ ] Vote FOR            [ ] Vote WITHHELD
                             02 Robert C. Siegel                                      all nominees            from all nominees
                                                                                      (except as marked)
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,          --------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |                                                |
                                                                                 --------------------------------------------------

Receipt of the Notice and Proxy Statement relating to the meeting is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box   [ ]
Indicate changes below:                                                              Date
                                                                                         ------------------------------------


                                                                                 --------------------------------------------------
                                                                                 |                                                |
                                                                                 |                                                |
                                                                                 |                                                |
                                                                                 --------------------------------------------------
                                                                                 Signature(s) in Box

                                                                                 Please sign exactly as your name(s) appears at
                                                                                 left. If stock is owned by more than one person,
                                                                                 all owners should sign. Persons signing as
                                                                                 executors, administrators, trustees or in similar
                                                                                 capacities should so indicate.





                              OSHKOSH B'GOSH, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 6, 2003

                                    9:00 A.M.

                               PRIME OUTLET CENTER
                           3001 SOUTH WASHBURN STREET
                                  OSHKOSH, WI







--------------------------------------------------------------------------------


OSHKOSH B'GOSH, INC.


                                                                           PROXY
--------------------------------------------------------------------------------
                    REVOCABLE PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 6, 2003.

The undersigned hereby appoints Douglas W. Hyde and David L. Omachinski, and each of them, proxies, with full power of substitution to vote all shares of Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Tuesday, May 6, 2003, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.


                      See reverse for voting instructions.


                                                     \/ Please detach here \/




                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.    Election of     01 Douglas W. Hyde      05 Steven R. Duback                [ ] Vote FOR            [ ] Vote WITHHELD
      directors:      02 David L. Omachinski  06 Phoebe A. Wood                      all nominees            from all nominees
                      03 William F. Wyman     07 Tamara L. Heim                      (except as marked)
                      04 Paul A. Lowry

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,          --------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |                                                |
                                                                                 --------------------------------------------------


2. In their discretion to vote on such other matters as may properly come before the meeting or any adjournment thereof.
   Receipt of the Notice and Proxy Statement relating to the meeting is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box   [ ]
Indicate changes below:                                                              Date
                                                                                         ------------------------------------


                                                                                 --------------------------------------------------
                                                                                 |                                                |
                                                                                 |                                                |
                                                                                 |                                                |
                                                                                 --------------------------------------------------
                                                                                 Signature(s) in Box

                                                                                 Please sign exactly as your name(s) appears at
                                                                                 left. If stock is owned by more than one person,
                                                                                 all owners should sign. Persons signing as
                                                                                 executors, administrators, trustees or in similar
                                                                                 capacities should so indicate.


